UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 2, 2011

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

  Registrant's telephone number, including area code:   516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 2, 2011, our wholly-owned subsidiary (together with its subsidiaries and affiliates, the “BRT Subsidiary”) entered into joint venture with an affiliate (the “Fund”) of Torchlight Investors, LLC.  It is anticipated that the joint venture will purchase at face value certain of the loans we originate, thereby enhancing our capital resource position.  The following summary of the joint venture agreement and the related transactions is qualified in its entirety by reference to the transaction documents which are filed as exhibits to this report.  The terms “we”, “us” or “our” as used herein refers to BRT Subsidiary and the term “Parent” refers to BRT Realty Trust.

Purpose: Subject to the Fund’s approval, the joint venture has the right, but not the obligation, to acquire all whole loans we originate.  If it does not acquire a loan we originate, we may retain or sell it.

Investment Period: The investment period (that is, the period during which the joint venture may acquire our loans) is five years with two one-year extensions at our or the Fund's option; however, we or the Fund may terminate the investment period for any reason upon 60 days prior written notice.

Management:We are the managing member of the joint venture and are responsible for the day-to-day management of the joint venture, subject to the Fund’s approval rights with respect to specified matters. Parent or its affiliate will service the loans acquired by the joint venture.

Capital Contributions: We and the Fund are to contribute to the joint venture up to $20 million and $80 million, respectively, to fund the acquisition of loans and certain other obligations of the joint venture.

Company Loan Points: We will pay the joint venture the aggregate prepaid interest (whether denominated as “points” or otherwise)generated from loans acquired by the joint venture, though we and REIT Management Corp. will each be entitled to retain an origination fee of 0.25% of the principal amount of such loans.REIT Management provides Parent and us with various advisory and administrative services; it is wholly-owned by the Chairman of the Board of Parent.

Servicing Fees: The joint venture has agreed to pay us in our capacity as servicer of the loans on a quarterly basis in arrears a fee equal to (i) 0.5% (annualized) of the weighted average outstanding principal amount of performing loans owned by the joint venture and (ii) 1.0% (annualized) of the weighted average outstanding principal amount ofnon-performing loans owned by the joint venture.

Distributions: On a quarterly basis, the net cash available for distribution(as determined pursuant to the agreement) will be distributed by the joint venture in the following order of priority:

•	First, 80% to the Fund and 20% to us until the Fund has obtained an annual return, non-compounded, equal to 8% of the average weighted amount of its outstanding capital contributions.

•
Second, 70% to the Fund, 29% to us and 1% to REIT Management until the Fund has obtained an annual return, non-compounded, equal to 11% of the average weighted amount of its outstanding capital contributions.

•
Third, 60% to the Fund, 38% to us and 2% to REIT Management until the Fund has obtained an annual return, non-compounded, equal to 13% of the average weighted amount of its outstanding capital contributions.

•	Fourth, the balance, 50% to the Fund,47% to us and 3% to REIT Management.

We are required to deposit from our promote income (that is, the amount payable to us and REIT Management in excess of 20% in each of the second through fourth steps), loan workout reserves equal to the greater of $250,000 and one percent of the maximum outstanding balances on the loans owned by the joint venture.  In addition, we are also required to deposit from our promote income an amount equal to the outstanding principal amount of all non-performing loans owned by the joint venture.

Return of Excess Promote Income: Annually and upon liquidation, we are required to determine, in accordance with generally accepted accounting principles, the value of all loans and other assets owned by the joint venture as if the venture had been liquidated as of the end of the applicable period.  We are required to return to the Fund any promote income in excess to the promote income to which we were entitled (calculated on a cumulative basis from inception of the joint venture).  Our obligation to return excess promote income to the Fund is secured by (i) a guaranty from Parent and (ii) our pledge to the Fund of our ownership interest in the joint venture.

Warrants:  An affiliate of the Fund was issued a warrant to acquire 100,000 shares of beneficial interest of the Parent.  The warrant is exercisable, with specified exceptions, from the later to occur of June 1, 2012 and the Fund’s funding of at least $40 million in capital contributions to the joint venture.  The warrant expires, subject to earlier termination upon the occurrence of specified events, on June 1, 2018.  The exercise price of the warrant is $9.00 per share. The warrant includes anti-dilution adjustments in the event of, among other things, stock splits, stock dividends and issuances of securities.

Representations and Warranties; Indemnification:  The parties to the agreements relating to this transaction have made customary representations and warranties (including with respect to due organization, absence of conflicts, authority to conduct business, governmental authorizations and compliance with law and regulatory requirements) and have agreed to indemnify one or more counter-partiesthereto for breaches of same.

Item 3.02   Unregistered Sales of Equity Securities.

The information called for by this item is hereby incorporated by reference from item 1.01 to the extent such information is responsive to the disclosure required by this item.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information called for by this item is hereby incorporated by reference from item 1.01 to the extent such information is responsive to the disclosure required by this item.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this report and our other public filings, which are available without charge through the SEC's website at http://www.sec.gov.

Exhibit No.	Title of Exhibit

4.1	Warrant to purchase 100,000 shares of beneficial interest of BRT Realty Trust.

10.1	Limited Liability Company Agreement of BRTL LLC dated as of June 2, 2011 by and among BRTL LLC, Debt Opportunity Fund III, LLC and BRT Torch Member LLC.

10.2	Servicing and Asset Management Agreement made as of June 2, 2011 between BRT Realty Trust and BRTL LLC.

10.3	Pledge and Security Agreement dated as of June 2, 2011 made by BRT Torch Member LLC in favor of Debt Opportunity Fund III, LLC.

99.1	Press release dated June 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: June 7, 2011	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and
Chief Financial Officer